EXHIBIT 21

List of Subsidiaries of Concord Camera Corp. (1)

                                                                 Jurisdiction of
                                                                Incorporation or
          Name of Subsidiary                                      Organization
          ------------------                                      ------------

Concord Keystone Sales Corp.                                        Illinois

Concord Camera GmbH(2) Germany

Concord Camera France S.A.R.L.(3)                                    France

Concord Camera HK Limited                                          Hong Kong

Concord Camera (Europe) Limited                                       U.K.

Goldline (Europe) Limited(2)                                          U.K.

Concord Camera (Shenzhen) Company Ltd.                                PRC

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(1)   All subsidiaries are wholly owned (directly or indirectly).

(2) Dissolutions of Concord Camera GmbH and Goldline (Europe) Limited are in process.

(3)   Concord Camera France S.A.R.L. was dissolved as of June 30, 2008.